                    SCHEDULE 14A INFORMATION

PROXY STATMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                     1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statment        [ ] Confidential, for use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                BANK OF NEW HAMPSHIRE CORPORATION
        (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rules
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transacton:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

          [LOGO OF BANK OF NEW HAMPSHIRE APPEARS HERE]
                      BANK OF NEW HAMPSHIRE
                           CORPORATION



                            NOTICE OF

                       1995 ANNUAL MEETING

                         0F SHAREHOLDERS

                               AND

                         PROXY STATEMENT

           [LOGO OF BANK OF NEW HAMPSHIRE APPEARS HERE]

                BANK OF NEW HAMPSHIRE CORPORATION
                       300 FRANKLIN STREET
                MANCHESTER, NEW HAMPSHIRE  03105

          NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS




To the Shareholders of
BANK OF NEW HAMPSHIRE CORPORATION:

     The 1995 Annual Meeting of Shareholders of Bank of New Hampshire Corporation will be held on Wednesday, April 26, 1995, at 11:00 AM, local time, at the Manchester Country Club, South River Road, Manchester, New Hampshire, for the following purposes:

         1.  To fix the number of directors at seventeen;

         2. To elect seventeen directors to serve, each for a one year term and until a successor is elected and qualified;

         3. To ratify the re-engagement of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 1995; and

         4. To transact such other business properly brought before the meeting, including matters incident to the conduct of the meeting.

     Shareholders of record at the close of business on March 10, 1995 are entitiled to notice of and to vote at the meeting and at any adjournment, continuation or postponement thereof.


               IMPORTANT -- YOUR PROXY IS ENCLOSED

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. RETURNING THIS PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE THIS PROXY OR TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                                       By Order of the Board of Directors


March 24, 1995                         Robert B. Field, Jr.
                                       Secretary

                BANK OF NEW HAMPSHIRE CORPORATION
                       300 Franklin Street
                Manchester, New Hampshire  03105
                         (603) 624-6600


                         PROXY STATEMENT
                             FOR THE
               1995 ANNUAL MEETING OF SHAREHOLDERS


     The enclosed proxy is solicited by the Board of Directors of Bank of New Hampshire Corporation (the "Company") for use at the 1995 Annual Meeting of Shareholders to be held on Wednesday, April 26, 1995, at 11:00 AM, local time, at the Manchester Country Club, South River Road, Manchester, New Hampshire (the "Meeting"). This Proxy Statement and the enclosed proxy cards are first mailed to shareholders on or about March 24, 1995. The Company's Board of Directors (the "Board") has fixed the close of business on March 10, 1995, as the Record Date, for determining the shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date 4,064,156 shares of the Company's common stock were outstanding and entitled to vote. These shares are the only voting securities of the Company.

     The Company will bear the cost of soliciting proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals. In addition to solicitation of proxies by mail, certain officers and employees of the Company may solicit in person or by telephone without compensation other than reimbursement for their actual expenses. Valid proxies may be transmitted by any means which results in or produces a written or printed document or facsimile thereof.


                        VOTING OF PROXIES

     Each share of common stock is entitled to one vote on all proposals other than the election of directors. The shares represented by proxies will be voted as instructed on the valid proxies, and, in the absence of instructions, proxies will be voted in accordance with the recommendations of the Board. The Board recommends a vote FOR proposals 1. To fix the number of directors at seventeen; 2. To elect seventeen directors to serve, each for a one year term; and 3. To ratify the re-engagement of Ernst & Young LLP, as independent auditors for the Company for the year ending December 31, 1995. Proxies may be revoked, at any time before they are voted, by written notice to the Company, by executing a later dated proxy, or in person at the Meeting.

     The presence, in person, or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will not be counted as votes cast but will be considered as present for quorum purposes. If a quorum exists, the approval of any proposal being submitted to the shareholders for a vote, other than the election of directors, requires that the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. If a quorum does not exist, the Meeting will be adjourned.

     IN THE ELECTION OF DIRECTORS, SHARES OF COMMON STOCK HAVE CUMULATIVE VOTING RIGHTS. CUMULATIVE VOTING ENABLES EACH SHAREHOLDER TO GIVE ONE NOMINEE FOR DIRECTOR AS MANY VOTES AS IS EQUAL TO THE TOTAL NUMBER OF NOMINEES MULTIPLIED BY THE NUMBER OF SHARES VOTED, OR TO DISTRIBUTE SUCH VOTES ON THE SAME PRINCIPLE AMONG TWO OR MORE NOMINEES. ACCORDINGLY, SHOULD CUMULATIVE VOTING BE REQUESTED BY ANY SHAREHOLDER AT THE MEETING, EACH SHARE WILL BE ENTITLED TO SEVENTEEN VOTES ON A CUMULATIVE BASIS IN VOTING FOR DIRECTORS.



                     PRINCIPAL SHAREHOLDERS

     The following Table lists persons known to the Company to constitute a group within the meaning of SEC Rule 13d-5(b)(1) of the Securities Exchange Act of 1934 for the purpose of acting together to vote their beneficially owned shares.

                                      Shares of              Percentage
Name and Address                     Common Stock            Outstanding

Sidney Thurber Cox (1)                  173,680                  4.27%
241 Clinton Street
Watertown, New York  13601

Davis P. Thurber (1)                    167,451                  4.12
25 Swart Terrace
Nashua, New Hampshire  03060

Constance T. Prudden (1)                100,037                  2.46
1 Button Cove Road
Hingham, Massachusetts  02043

Shelley D. Thurber (3)                   40,380                   .99
93 Summer Street
Boston, Massachusetts  02110

Steven A. Thurber (2) (3)                38,680                   .95
39-A Manchester Street
Nashua, New Hampshire  03060

George Frederick Thurber (3)             47,020                  1.16
227 Summit Avenue
Brookline, Massachusetts  02146

Matthew T. Thurber (3)                   47,020                  1.16
1 Carey Circle
Revere, Massachusetts  02151

   Group Total                          614,268                 15.11%


(1) See "Securities of the Company owned by Directors and Executive Officers" and related footnotes on page 7.
(2) Mr. Thurber disclaims a beneficial interest in 200 shares held as custodian and 100 shares held as trustee for his minor child.
(3)  Includes 2,200 shares held in the Shirley A. Thurber Trust.

     The Company knows of no other person who beneficially owned five percent or more of the Company's outstanding common stock as of the Record Date.

                 FIXING THE NUMBER OF DIRECTORS


     The Company's bylaws provide for a Board of Directors of not less than five nor more than twenty-five directors. The Board, in accordance with the general authority to add directors as provided in the Company's bylaws, may in any calendar year increase the number of directors by no more than two and appoint qualified persons to fill any vacancies until the next annual meeting of shareholders. At present, the number of directors is seventeen. The Board recommends a vote FOR fixing the number of directors at seventeen for the ensuing year.

                      ELECTION OF DIRECTORS

     The Board has designated as nominees the seventeen individuals elected as directors at the 1994 Annual Meeting of Shareholders and pre-

sently serving on the Board. All nominees have indicated, in writing, both their willingness to be nominated and to serve as directors, if elected. Subject to the removal provisions in the Company's bylaws, each director will continue in office until the 1996 Annual Meeting of Shareholders and until a successor is elected and qualified. Shareholders may instruct the Proxies to vote for all nominees listed, withhold authority to vote for all nominees listed or withhold authority to vote for any individual nominee(s) listed. If any shareholder or group of shareholders, at the Meeting, requests cumulative voting in an attempt to elect a director who is not a nominee of the Board, the Proxies will vote to elect as many of the nominees of the Board as in their judgement are allowed under the provision of cumulative voting. Should any nominee(s) become unavailable or unwilling to serve, the Proxies will vote to elect substitute nominee(s) as recommended by the Board. The Board recommends a vote FOR all nominees listed.

Information About the Board of Directors of the Company

     The Board of Directors has the overall responsibility for the conduct of the business of the Company. Of the present seventeen directors, fifteen are outside directors and two are executive officers of the Company.

     The following sets forth certain biographical information concerning the nominees for election as directors. Terms of service as a director of the Company are stated in a manner which includes service as a director of a predecessor of the Bank of New Hampshire (the "Bank"), Bank of New Hampshire, National Association and its predecessors.

Robert L. Bailey, age 73, has been a director since 1985. He has been retired for three years and prior thereto, he served as President and Chief Executive Officer of Bank of New Hampshire, National Association. Mr. Bailey also served as President and Chief Executive Officer of Strafford National Bank.

Robert P. Bass, Jr., age 71, has been a director since 1960, except for an eleven year period ending in 1981. He has been retired for three years and prior thereto he served as director and shareholder of the law firm of Cleveland, Waters and Bass, P.A. For the past three years he has been of counsel to said firm, which firm is counsel to the Bank's Trust and Investment Services Division and performs other legal services for the Bank. He is also a director of Bird Incorporated.

Arthur E. Comolli, DMD, age 62, has been a director since 1981. He is a practitioner of general dentistry. Director Comolli also serves as a director of the Bank.

Raymond G. Cote, age 65, has been a director since 1982. He has been retired for four years, and, prior thereto, was President of Harvey Con-

struction Co., Inc.  Director Cote also serves as a director of the Bank.

Sidney Thurber Cox, age 72, has been a director since 1979. Mr. Cox has been retired for more than five years.

Raymond J. Creteau, age 68, has been a director since 1981. He has been retired for four years, and, prior thereto, was President and General Manager of Riverside Millwork Co., Inc. Director Creteau also serves as a director of the Bank.

Robert B. Field, Jr., age 52, has been a director since 1981. He is a director and member of the law firm of Sheehan Phinney Bass + Green, Professional Association, which serves as general counsel to the Company and the Bank. Mr. Field is also Secretary of the Company.

Morton E. Goulder, age 74, has been a director since 1981. He is President of M.E. Goulder Enterprises, Inc. (personal investments and business consulting). Mr. Goulder served as a Deputy Assistant Secretary of Defense. He is a Director of Computer Devices, Inc.

Philip D. Labombarde, age 74, has been a director since 1964. He has been retired for more than five years. Prior thereto he was Senior Vice President, The International Paper Box Machine Company.

Floyd A. Lamb, age 74, has been a director since 1981. He has been retired for more than five years. Prior thereto he was Senior Vice President, John Hancock Mutual Life Insurance Company and Chief Executive Officer, John Hancock Advisors, Inc.

Daniel R.W. Murdock, age 82, has been a director since 1962. He has been retired for more than five years. Prior thereto he was Executive Vice President of Bank of New Hampshire, National Association.

Constance T. Prudden, age 74, has been a director since 1981. She has been retired for more than five years. Prior thereto she was Treasurer of Prudden and Son, Inc.

Joseph G. Sakey, age 69, has been a director since 1981. He has been retired for two years, and prior thereto was Director of Libraries and Communications, City of Cambridge, Massachusetts.

Paul R. Shea, age 62, has been a director since 1989. He is Senior Executive Vice President of the Company. Mr. Shea is also President, Chief Executive Officer, and a director of the Bank.

Davis P. Thurber, age 69, has been a director since 1949. He is Chairman of the Board and President of the Company. Mr. Thurber is also Chairman of the Board of the Bank. He is a director of Pennichuck Corporation and EnergyNorth, Inc.

George R. Walker, age 80, has been a director since 1961, except for a two year period ending in 1981. He was Chairman of Concord Group Insurance Companies, from which position he retired in 1991.

Richard S. West, age 69, has been a director since 1981. He is Chairman of the Board of Parker & West Management, Inc., American Syndicate Advisors, Inc., and West Capital Corp. Mr. West is a registered investment advisor.

Information Concerning Committees of the Board of Directors

     The Board annually appoints four permanent Committees; an Executive Committee, an Examining (Audit) Committee, an Executive Compensation Committee and a Nominating Committee. In addition, there is a Special Committee for Mergers and Acquisitions and for Dividend Policy. With the exception of Directors Thurber and Shea, no directors serving on such Committees are executive officers.

     The Executive Committee consists of Directors Thurber (Chairman), Field, Labombarde, Murdock and Shea. The Committee exercises the authority of the Board, as may be required, between Board meetings except as limited by resolution of the Board, the bylaws, or general corporate statutes. The Committee did not meet in 1994.

     The Examining (Audit) Committee consists of Directors Murdock (Chairman), Comolli, Cote, Cox, Lamb and Walker. Its function is to review the scope of internal auditing, to recommend selection of and to oversee the performance of the Company's independent auditors, and to review reports received from or filed with regulatory agencies. The Committee met on five occasions during 1994.

     The Executive Compensation Committee consists of Directors West (Chairman), Creteau, and Sakey. It performs a general oversight function in connection with personnel matters including the review and recommendation of salaries for senior personnel and other compensation matters. The Committee met on five occasions during 1994.

     The Nominating Committee consists of Directors Thurber (Chairman, ex officio with vote), Bass, Goulder and Prudden. The Committee conducts studies of the size and composition of the Board and identifies and recommends persons suitable for service as a director. The Committee met on one occasion in 1994. See "PROPOSALS AND NOMINATIONS BY SHAREHOLDERS."

     The Special Committee for Mergers and Acquisitions consists of Directors Thurber (Chairman), Field, Labombarde, Murdock and Shea. The Committee evaluates and recommends the engagement of financial advisors to the Company and evaluates and oversees the negotiation of merger and affiliation opportunities. The Committee did not meet in 1994.

     The Special Committee for Dividend Policy consists of Directors Thurber (Chairman), Bailey, Goulder, Lamb and Prudden. The Committee evaluates and makes recommendations to the Board as to an appropriate dividend policy for the Company. The Committee met on two occasions and, as a committee of the whole with the Board on two occasions during 1994.

     There were twelve regular meetings, including the Organizational meeting, of the Board in 1994. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and all Committees of the Board on which they served.

Compensation Committee Interlock and Insider Participation

     The Executive Compensation Committee is composed of Directors West (Chairman), Creteau, and Sakey, three independent non-employee directors. The Committee is not aware of any interlocks and/or any reportable insider participation in compensation decisions during 1994.

Compensation of Directors

     Non-employee directors receive an annual retainer of $6,000, plus $400 for attendance at each Board meeting. Members of the Executive Committee and the Examining (Audit) Committee receive an annual fee of $1,200, plus $150 per meeting, and members of the other committees receive $250 per meeting.

     Several directors also serve as directors of the Bank, and receive $150 per meeting. Bank directors serving on certain Bank committees receive annual retainers ranging from $1,200 to $3,000. Bank committee members also receive attendance fees ranging from $150 to $250 per meeting. Most directors of the Company and the Bank also serve on one of several Advisory Boards of the Bank and receive $250 per meeting.

     Directors may use, on a space available basis, conference space in the offices of the Bank. Management believes the value of such usage is de minimus, although an exact value cannot be assigned to such benefit. Further, all directors are eligible to participate in several group insurance programs maintained by the Company for the general benefit of all employees who elect to participate in such programs. Such participation is at the personal expense of each director.

Securities of the Company Owned by Directors and Executive Officers

     The following Table sets forth the number of shares and percentage of the Company's common stock beneficially owned by each nominee for director and all directors and executive officers of the Company as a group as of the Record Date. Each beneficial owner listed has sole investment and voting power with respect to the shares indicated unless otherwise noted.

                                       Shares of          Percentage
Nominees                              Common Stock      Outstanding(5)

Robert L. Bailey                         17,074                  *
Robert P. Bass, Jr.(1)                    8,680                  *
Arthur E. Comolli                         4,530                  *
Raymond G. Cote                           7,800                  *
Sidney Thurber Cox(2)                   173,680                4.27%
Raymond J. Creteau                       17,380                  *
Robert B. Field, Jr.(1)                  12,850                  *
Morton E. Goulder(1)                     62,752                1.54%
Philip D. Labombarde(1)                   6,140                  *
Floyd A. Lamb                               400                  *
Daniel R.W. Murdock                      12,084                  *
Constance T. Prudden(2)                 100,037                2.46%
Joseph G. Sakey(1)                        5,565                  *
Paul R. Shea                              4,130                  *
Davis P. Thurber(1)(2)(4)               167,451                4.12%
George R. Walker                          5,500                  *
Richard S. West(1)                       16,024                  *
All directors and executive officers
  as a group (3)                        627,900               15.45%


* - Less than 1%

     (1) Includes shares owned by a nominee's spouse, minor children, children or family members living at home, shares to which investment advice is given, and shares held or owned as a custodian for the benefit of minors, as to which each beneficial owner disclaims any beneficial interests as follows:

     Director Bass disclaims a beneficial interest in 1,000 shares owned by his spouse; Director Field disclaims a beneficial interest in 2,550 shares owned by family members (2,200) and the Robert B. Field Revocable Trust (350); Director Goulder disclaims a beneficial interest in 35,296 shares owned by Goulder Investments, Ltd. (33,240) and the Claire T. Goulder Revocable Trust (2,056); Director Labombarde disclaims a beneficial interest in 2,440 shares owned by deGaspe Corporation (2,000) and by his daughter (440); Director Sakey disclaims a beneficial interest in 1,168 shares owned by family members; Director Thurber disclaims a beneficial interest in 5,000 shares owned by his spouse; and Director West disclaims a beneficial interest in 10,900 shares owned by family members.

     (2) Directors Thurber and Prudden are brother and sister, and first cousins to Director Cox.

     (3) Includes 4,690 shares beneficially owned by the following named executive officers, Mr. Landroche (1,248), Mr. Tarbox (2,570), and Ms. DeSouza (872), representing less than one percent of common stock outstanding and entitled to vote. See "Summary Compensation Table".

     (4)  Includes  an interest in 41,113 shares held by the Bank as

Trustee under testamentary trusts created under the wills of George F. Thurber, Sr. and Muriel D. Thurber, to be voted in person or by proxy at the Meeting by Director Prudden.
     (5) Computed on the basis of 4,064,156 shares outstanding and entitled to vote on the Record Date.

Section 16 (a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock of the Company. Insiders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     The Company believes that during 1994, based solely on review of the copies of such reports furnished to the Company and written representation that no other report was required, all Section 16(a) filing requirements applicable to its Insiders were met except that one report was filed late by Director Bass relating to one sale by his wife; one report was filed late by Director Cote relating to one purchase; and one report was filed late by Director Goulder relating to one purchase.

Certain Transactions

     During 1994 certain directors and officers of the Company and the Bank, as well as firms and companies with which they are associated, were customers of the Bank and as such have had ordinary banking transactions, including loans and loan commitments, with the Bank. Such loans and loan commitments were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. In the opinion of management, such loans and loan commitments do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank made loans within approved regulatory limits to other officers and employees at interest rates which are similar to interest rates charged on comparable loans to unrelated parties.

     Director Field, Secretary of the Company, is a member of the law firm of Sheehan Phinney Bass + Green, Professional Association, which firm serves as general counsel to the Company and the Bank. Director Bass is of counsel to the law firm of Cleveland, Waters & Bass, P.A., which firm is counsel to the Bank's Trust and Investment Services Division and performs other legal services for the Bank.

                     EXECUTIVE COMPENSATION

Executive Compensation Committee Report

                            Oversight

     The Executive Compensation Committee (the "ECC") performs a general oversight function in connection with executive officer compensation and personnel matters for both the Company and the Bank, including the review and recommendation of salaries for senior personnel and other compensation matters as may be requested by the Board. Following review and approval by the ECC, all issues pertaining to executive compensation are submitted to the Board for approval.

     The ECC meets as frequently as required, but not less than once each year, to review and consider the compensation and perquisite recommendations made by management for all senior executive officers. The ECC, with the assistance of outside counsultants and the benefit of data obtained from independent professional publications, has developed and refined base compensation ranges, as well as incentive and performance plans.

                     Compensation Philosophy

     The compensation philosophy generally followed by the ECC has been to develop a program which will attract, motivate, and retain executives demonstrating outstanding potential and/or ability and which will align the interests of these executives with the interests of the Company's shareholders.

                 Internal Revnue Code Limitation

     The SEC has requested that this report address any policy the Company may have adopted with respect to a recent change in the Internal Revenue Code, i.e., limiting income tax deductions of public companies for certain compensation in excess of $1 million paid to any of the executive officers named in the proxy statement compensation tables. No officer of the Company received compensation at that level in 1994.

                   1994 Executive Compensation

     The Company has a program that sets base compensation ranges for its various executive positions which are believed to be competitive in the labor market within which the Company competes for qualified personnel. The Company's geographic labor market is defined as the New England states and New York, with the Company's ranges being compared to similar sized commercial banks located in those market areas.

     The compensation ranges are supplemented by a two-part incentive program. Awards under the program are based primarily on the performance of the Company, normally two thirds of the award, with the remainder based on an evaluation of individual job performance. Determination of the amount of the Company award for any year is made following the close of the plan year, on the basis of the ECC's review of data comparing the Company's performance with a previously established "target" return on average assets ("ROAA"). For 1994, the Company's "target" ROAA of .90% was achieved. The amount of the award determined by an evaluation of individual performance, normally one third, is subjective and is based upon the extent to which the ECC concludes individual performance goals for the year were achieved.

                      1994 CEO Compensation

     In determining compensation for Mr. Thurber, the ECC utilized the same programs, as noted above, for other executive officers.
Additionally, the ECC considered the record earnings for 1994, attainment of the "target" ROAA, reduction in non-performing assets, strengthening of the Company's middle-management organization, and satisfaction of regulatory commitments undertaken in prior years.



                                       Submitted by:
February 22, 1995                      Executive Compensation Committee
                                         Richard S. West, Chairman
                                         Raymond J. Creteau
                                         Joseph G. Sakey

Executive Compensation Summary Table

     The following Summary Compensation Table is included to provide the shareholders with a concise, comprehensive review of compensation awarded, earned or accrued, in the reporting period. The Table includes individual compensation information for the (i) Chief Executive Officer, and (ii) the four other most highly compensated executive officers, for services rendered in all capacities for each year in the reporting period ending December 31, 1994. Except for grants to all participants made pursuant to a Stock Plan, no stock options or other rights to acquire shares of the Company have either been awarded or are outstanding as to any executive officer.

                                  SUMMARY COMPENSATION TABLE

                                                            Long Term
                               Annual Compensation         Compensation
Name                                                        Restricted
and                                                           Stock        All Other
Principal                                                     Awards     Compensation
Position              Year    Salary       Bonus               (1)           (2)

Davis P. Thurber      1994   $261,705     $45,000            $3,885       $176,502
Chairman of the       1993    248,800      30,000             2,220         17,937
Board and             1992    237,600        -                3,227         20,995
President


Paul R. Shea          1994    204,698      37,500             1,864        102,275
Senior Executive      1993    177,500      25,000             1,065         11,949
Vice President        1992    155,000        -                1,511         10,523


Gregory D. Landroche  1994    147,980      22,500             1,680         26,765
Executive Vice        1993    125,000      15,000               960          4,030
President, Chief      1992    110,000        -                1,336          3,748
Financial Officer
and Treasurer


Allen G. Tarbox, Jr.  1994    100,000      10,000             2,231          7,176
Senior Vice           1993     97,500       5,000             1,275          5,503
President, Data       1992     95,000        -                 -             5,365
Services


Alice L. DeSouza      1994    100,000      13,000             1,208          3,409
Senior Vice           1993     95,000       7,500               690          3,235
President, Admini-    1992     83,000        -                1,151          2,928
stration and Planning

See Notes to Summary Compensation Table

Notes to Summary Compensation Table

     (1) The Company had a Stock Plan whereby all full-time employees received restricted shares which had an aggregate fair market value or book value equal to a specified percentage of the employee's base salary determined as of specified dates over specified periods. Shares issued pursuant to the Stock Plan receive dividends and have voting rights. All restrictions expired on June 30, 1994. On July 1, 1994, Messrs. Thurber, Shea, Landroche and
Tarbox and Ms. DeSouza vested in Stock Plan awards of 148, 71, 64, 85 and 46 shares, respectively.

     (2) The Company maintains and contributes to the Savings & Investment Plan and group term life insurance ("Life Insurance") for its full-time employees. The Company's matching contribution to the Savings and Investment Plan and premiums paid for Life Insurance on behalf of the named executive officers follows:

                                           Savings &
                                          Investment
                                             Plan          Life Insurance

Davis P. Thurber                 1994        $ -               $11,466
                                 1993         4,707             13,230
                                 1992         4,489             16,506

Paul R. Shea                     1994         3,080              9,196
                                 1993         2,998              8,951
                                 1992         2,798              7,725

Gregory D. Landroche             1994         2,848              1,999
                                 1993         2,273              1,757
                                 1992         2,199              1,549

Allen G. Tarbox, Jr.             1994         2,000              5,176
                                 1993         1,948              3,555
                                 1992         1,900              3,465

Alice L. DeSouza                 1994         2,000              1,409
                                 1993         1,896              1,339
                                 1992         1,658              1,270


     The Company also maintains and contributes to a supplemental executive retirement plan ("SERP"). During 1994, the Company made contributions to the SERP on behalf of Messrs. Thurber, Shea and Landroche of $165,036, $89,999 and $21,918, respectively.

                             STOCK PERFORMANCE GRAPH

     The following line graph compares, for the last five years, the performance of the Company's common stock to the NASDAQ Market Value Index and a Peer Group Index, assuming $100 invested in the Company's common stock and in each index and assuming reinvestment of dividends. The Peer Group Index is comprised of ten New England bank holding companies with total assets ranging from $750 million to $1.5 billion.


                               [GRAPH APPEARS HERE]
                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN
          AMONG BANK OF NEW HAMPSHIRE, PEER GROUP AND NASDAQ MARKET INDEX


                                                Fiscal Year Ending
                                1989     1990     1991     1992     1993     1994

Bank of New Hampshire Corp.      100     36.73    36.73    91.81    127.32   167.37
Peer Group                       100     48.39    61.04   120.81    162.66   177.20
NASDAQ Market Index              100     81.12   104.14   105.16    126.14   132.44

                                   PENSION PLAN

     Executive officers of the Company participate in the Company's Retirement Plan and, if designated by the Board, in the Company's SERP. The following table shows the estimated annual lifetime retirement benefits payable from both plans to the executive officers named in the Summary Compensation Table, beginning at age 65 or actual retirement, if later.

                               Pension Plan Table

Average Annual                           Estimated Annual Retirement
 Compensation                           Benefit With Indicated Years of
at Retirement                           Credited Service at Retirement
                         15 Years      20 Years      25 Years      30 Years      35 Years
  $100,000             $ 25,359      $ 33,812      $ 42,265      $ 50,718      $ 59,171
   125,000               32,109        42,812        53,515        64,218        74,921
   150,000               38,859        51,812        64,765        77,718        90,671
   175,000               45,609        60,812        76,015        91,218       106,421
   200,000               52,359        69,812        87,265       104,718       122,171
   225,000               59,109        78,812        98,515       118,218       137,921
   250,000               65,859        87,812       109,765       131,718       153,671
   300,000               79,359       105,812       132,265       158,718       185,171
   350,000               92,859       123,812       154,765       185,718       216,671
   400,000              106,359       141,812       177,265       212,718       248,171

     The amounts in the table have been calculated under the Retirement Plan and SERP benefit formulas using the years of service and average annual compensation levels specified in the table without recognizing any offsets for Social Security benefits or benefit limitations under the Internal Revenue Code. Average annual compensation, i.e., the average amount included in the Summary Compensation Table excluding the Savings and Investment Plan matching contribution and the SERP contribution is determined using the three consecutive years in the ten years preceding retirement, or earlier termination of service, in which compensation is the highest.

     During the year ending December 31, 1994, none of the executive officers of the Company received any payments from the Plans. Credited years of service through January 1, 1995, for each of the named executive officers of the Company are as follows: Davis P. Thurber-39 years; Paul R. Shea-14 years; Gregory D. Landroche-11 years; Allen G. Tarbox, Jr.-4 years; and
Alice L. DeSouza-13 years.

                  CHANGE OF CONTROL AGREEMENTS WITH EXECUTIVES

     The Company has entered into agreements with three key executives, Davis P. Thurber, Paul R. Shea and Gregory D. Landroche. The agreements are intended to reinforce and encourage the continued attention and dedication of the executives in the face of potentially disturbing and disrupting uncertainties arising from the possibility of a change in control. A change of control is defined to include (i) acquisition by an outsider of twenty percent or more of the outstanding voting common stock of the Company; (ii) incumbent Board members cease to be a majority of the Board; (iii) the Board determines that an outside group not presently identified by it exercises direct or indirect influence on, or control of, management; and (iv) shareholder approval of a liquidation, dissolution, asset sale, or reorganization, etc.

     The agreements are currently in effect and are subject to automatic annual extensions of one year each unless notice of intent not to extend has been given by the Company to the executives or the actual retirement or employment termination of the executive(s), not arising out of a change of control, has occurred. In the event of a change of control, the agreements provide that there will be no adverse change in the executive's salary, bonus opportunity, benefits, duties, indemnification and location of employment for a period of three years after the change of control.
If, during such period, the executive's employment is terminated by his employer other than for cause or disability, or by the executive for good reason, the executive shall receive his accrued salary and vacation pay, pro rata bonus, deferred compensation and a lump sum cash payment equal to the sum of his highest base salary and recent bonus multiplied by a factor of three. At the election of the executives, continuation of medical benefits and group term life insurance coverage for not less than three years is also available. The executives would be entitled to all other amounts earned and an actuarial adjustment of eligible retirement benefits.


                     RE-ENGAGEMENT OF INDEPENDENT AUDITORS

     The Board, upon recommendation of the Examining (Audit) Committee, re-engaged the firm of Ernst & Young LLP to serve as the independent auditors for the Company for the year ending December 31, 1995. It is expected that representatives of Ernst & Young LLP will be at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire. The Board recommends a vote FOR ratification of the re-engagement of Ernst & Young LLP.

                                 OTHER MATTERS

     The Board is unaware of any other matters which may be presented for action at the Meeting. Should any other matters come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgement.

                   PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

     Shareholder proposals, intended to be included in the Proxy Statement for the 1996 annual meeting, must be received by the Company no later than November 24, 1995.

     The Company's bylaws provide that nominations for election to the Board may be made by any shareholder of record entitled to vote at the annual meeting subject to certain requirements. A shareholder who wishes to recommend an individual for Board membership should direct the recommendation, in writing, to any member of the Nominating Committee and notice of intent to make a director nomination, must be received by the President of the Company not less than ninety days in advance of the Company's annual meeting. As to the 1996 Annual Meeting of Shareholders, such notice shall be presumed to be timely if it is received by the President, on, or before, January 23, 1996, and it is prepared in accordance with the provisions of Section 2.2 of the bylaws. A copy of this bylaw provision may be obtained by written request directed to the President of the Company.



Dated:  March 24, 1995                 Davis P. Thurber
                                       Chairman of the Board

                          1995 ANNUAL MEETING OF SHAREHOLDERS
BNHC LOGO HERE
                          BANK OF NEW HAMPSHIRE CORPORATION

                     300 Franklin Street, Manchester, New Hampshire 03101

                 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints DAVIS P. THURBER, DANIEL R.W. MURDOCK, and ROBERT B. FIELD, JR., as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as instructed, all the shares of common stock of Bank of New Hampshire Corporation held of record by the undersigned on March 10, 1995, at the 1995 Annual Meeting of Shareholders to be held on Wednesday, April 26, 1995, at The Manchester Country Club, South River Road, Manchester, New Hampshire, at 11:00 AM local time, and at any adjournment, continuation or postponement thereof.

This proxy when properly executed will be voted as instructed herein by the undersigned shareholder. In the absence of such instructions this proxy will be voted FOR Item 1; FOR the nominees listed in Item 2, or as selected by the Proxies in accordance with cumulative voting; and FOR Item 3; all as are set forth on the reverse and all as are more particularly described in the accompanying Proxy Statement.

(Continued and to be signed and dated on the reverse side)

-----------------------------------------------------------------------------
                         FOLD AND DETACH HERE

                                         March 24, 1995

Dear Shareholder:

The 1995 Annual Meeting of Shareholders will be held on Wednesday, April 26, 1995 at 11:00 AM at the Manchester Country Club, Manchester, New Hampshire.

The enclosed notice of meeting and proxy statement describe the business to be conducted at the meeting. Our Annual Report for 1994 accompanies the notice of meeting and proxy statement.

Your vote is very important. Please promptly detach, complete and return the proxy card (above) in the envelope provided.

We hope you will be able to attend the meeting and, we look forward to seeing you.

                                          Sincerely,

                                          [SIGNATURE OF DPT APPEARS HERE]

                                          Davis P. Thurber
                                          Chairman of the Board and President

To vote in accordance with the Board of Directors recommendation, just sign the proxy. No boxes need be checked.

The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

                                                          I plan to
                                                         attend the
                                                          meeting.
                                                            [ ]

1.  Fix the number of directors at seventeen    2.  Election of directors

                                     For all
                                     nominees        Withhold Authority
                                  listed, except       to vote for all
For   Against   Abstain              as noted          nominees listed

[ ]     [ ]      [ ]                   [ ]                   [ ]

Nominees: Robert L. Bailey; Robert P. Bass, Jr.; Arthur E. Comolli; Raymond
G. Cote; Sidney Thurber Cox; Raymond J. Creteau; Robert B. Field, Jr.; Morton
E. Goulder; Philip D. Labombarde; Floyd A. Lamb; Daniel R.W. Murdock; Constance T. Prudden; Joseph G. Sakey; Paul R. Shea; Davis P. Thurber; George
R. Walker; and Richard S. West.

Instruction: To withhold authority to vote for any individual nominee(s), cross out the nominee's name above.

_____________________________________________________________________________

3.  Ratification of the re-engagement of      4.  In their discretion, the
    Ernst & Young LLP as independent              Proxies are authorized to
    auditors for the Company.                     vote upon any other matters
                                                  which may properly come
                                                  before the Meeting, and at
                                                  any adjournment thereof.

For      Against      Abstain

[ ]       [ ]          [ ]

Please sign exactly as name appears on proxy. When shares are held by joint tenants, both should sign, if possible. When signing as an attorney , executor, administrator, trustee or guardian, please provide full title as such. If a corporation, please sign in full corporate name by authorized corporate officer. If a partnership, please sign in partnership name by authorized person.

Dated__________________________________________, 1995

_______________________________________________
           (Signature)

_______________________________________________
      (Signature if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOP.